Exhibit 99.1

Peyton S. (Sandy) Baker to retire May 31, 2017
BWXT announces Rex D. Geveden as next President and Chief Executive Officer
(LYNCHBURG, Virginia - November 29, 2016) - BWX Technologies, Inc. (NYSE:BWXT) announced today that current Chief Operating Officer (COO) Rex D. Geveden, 55, will become President and Chief Executive Officer (CEO) and a member of the BWXT Board of Directors, effective January 1, 2017. Mr. Geveden will replace Peyton S. (Sandy) Baker, 69, who has indicated he will retire May 31, 2017. Mr. Baker will continue serving as Director, President and CEO through December 31, 2016, at which time he will serve in a special advisor role until his retirement from the company. In addition to providing general strategic advice, Mr. Baker is expected to provide oversight and governance with respect to integration of the company’s anticipated Canada acquisition and the company’s safety and security activities at its nuclear facilities. Mr. Baker will report to BWXT Executive Chairman John A. Fees.
“On behalf of our Board and employees, I want to thank Sandy for his contributions and leadership to BWXT and to the nuclear industry,” said Mr. Fees. “Sandy’s dedicated efforts have had positive impact on the company, including the successful spin off of our power generation business in 2015 as well as his oversight post-spin of the success of our nuclear operations. I look forward to working with Sandy in his new role.”
Mr. Fees added, “The Board is extremely pleased to have Rex as the company’s next President and CEO. He brings more than 25 years of industry experience and leadership ability to the position. During his time as COO Rex has demonstrated the strategic vision and execution delivery required to take BWXT to the next level of growth and shareholder value.”
As CEO, Mr. Geveden will lead the more than $1.4 billion business overseeing its six major North American sites, comprising some three-million square feet of manufacturing and engineering operations providing products and services to government and commercial nuclear customers. In addition to directing the business operations, he will be responsible for the company’s strategic plan and execution, and its leadership succession plan and implementation.
In 2015, Mr. Geveden joined BWXT as COO responsible for all of BWXT’s operating business units. Previously, he was Executive Vice President at Teledyne Technologies, leading two of the four Teledyne operating segments. He spent 17 years at the National Aeronautics and Space Administration (NASA), including service as the agency’s COO responsible for a $16 billion portfolio of work that encompassed the agency’s technical operations of science, aeronautics, space operations and exploration, as well as overseeing NASA’s ten field centers.
Mr. Geveden holds both a bachelor’s and master’s degrees in physics from Murray State University.
Conference Call and Webcast

BWXT expects to host a live conference call and webcast beginning at 8:30 a.m. Eastern Time on Wednesday, November 30, 2016, to discuss today’s announcement.  The listen-only audio of the conference call will be broadcast live via the Internet at www.bwxt.com under the investor relations section.  The dial-in number for participants in the U.S. is 888-317-6016; the dial-in number for participants outside the U.S. is 412-317-6016.  All participants should ask to be joined into the BWX Technologies, Inc. (BWXT) call.   A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Forward Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to the planned Chief Executive Officer transition.  These forward-looking statements involve a number of risks and uncertainties, including, among other things, unforeseen personnel changes, changes in our business plan or the industries in which we operate.   If one or more of these or other risks materialize, actual results may vary materially from those expected.  For a more complete discussion of these and other risk factors, please see BWXT’s annual report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.  BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.
About BWXT
Headquartered in Lynchburg, Va., BWX Technologies, Inc. (BWXT) is a leading supplier of nuclear components and fuel to the U.S. government; provides technical, management and site services to support governments in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components and services for the commercial nuclear power industry. BWXT has more than 5,400 employees and significant operations in Lynchburg, Va.; Erwin, Tenn.; Mount Vernon, Ind.; Euclid, Ohio; Barberton, Ohio; and Cambridge, Ontario, as well as more than a dozen U.S. Department of Energy sites around the country. Follow us on Twitter @BWXTech and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Alan Nethery		Jud Simmons
Vice President, Investor Relations		Communications Director
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com